Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Scully Royalty Ltd.

Hong Kong, China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 11, 2020, relating to the consolidated financial statements of Scully Royalty Ltd. as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 17, 2021